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Exhibit 99.2

CONTACTS:
Shelly Doran	317.685.7330	Investors
Les Morris	317.263.7711	Media

FOR IMMEDIATE RELEASE

SIMON PROPERTY GROUP REPORTS FOURTH QUARTER RESULTS,
ANNOUNCES INCREASE IN QUARTERLY DIVIDEND
AND PROVIDES 2013 GUIDANCE

        Indianapolis, Indiana—February 4, 2013...Simon Property Group, Inc. (the "Company" or "Simon") (NYSE:SPG) today reported results for the quarter and year ended December 31, 2012.

Funds from Operations

  •
  Funds from Operations ("FFO") for the quarter was $827.4 million, or $2.29 per diluted share, as compared to $678.9 million, or $1.91 per diluted share, in the prior year period. The increase on a per share basis was 19.9%.

  •
  FFO for the year was $2.885 billion, or $7.98 per diluted share, as compared to $2.439 billion, or $6.89 per diluted share, in 2011. The increase of $446 million was 15.8% on a per share basis.

Net Income

  •
  Net income attributable to common stockholders for the quarter was $315.4 million, or $1.01 per diluted share, as compared to $362.9 million, or $1.24 per diluted share, in the prior year period. 2011 results included a net gain from acquisition and disposition activities of $0.35 per share.

  •
  Net income attributable to common stockholders for the year was $1.431 billion, or $4.72 per diluted share, as compared to $1.021 billion, or $3.48 per diluted share, in 2011.

        "I am very pleased with our strong fourth quarter results, capping off an excellent year for our Company," said David Simon, Chairman and Chief Executive Officer. "We reported a 19.9% increase in FFO per share for the quarter, and our Mall and Premium Outlet portfolio delivered 4.8% growth in comparable property net operating income for the year. We continued to strengthen our retail real estate platform through our investment activities. We are also pleased to raise our dividend for the sixth consecutive quarter."

U.S. Operational Statistics(1)

	As of December 31, 2012	As of December 31, 2011	% Increase
Occupancy(2)	95.3%	94.6%	+70 basis points
Total Sales per Sq. Ft.(3)	$568	$533	6.6%
Base Minimum Rent per Sq. Ft.(2)	$40.73	$39.40	3.4%

(1)
Combined information for U.S. Malls and Premium Outlets®. 2011 statistics have been restated to include Malls previously owned by The Mills Limited Partnership, now owned by Simon Property Group, L.P.

(2)
Represents mall stores in Malls and all owned square footage in Premium Outlets.

(3)
Rolling 12 month sales per square foot for mall stores less than 10,000 square feet in Malls and all owned square footage in Premium Outlets.

Dividends

        Today the Company announced that the Board of Directors declared a quarterly common stock dividend of $1.15 per share, an increase of 4.5% from the previous quarter and an increase of 21.1% from the year earlier period. The dividend is payable on February 28, 2013 to stockholders of record on February 14, 2013.

        The Company also declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE:SPGPrJ) of $1.046875 per share, payable on March 29, 2013 to stockholders of record on March 15, 2013.

Development Activity

        On October 19, 2012, the Company opened a 353,000 square foot upscale outlet center owned in a 50/50 joint venture with Tanger Factory Outlet Centers, Inc. ("Tanger") in Texas City, Texas. The center, which was 97% leased at opening, is located approximately 30 miles south of downtown Houston and 20 miles north of Galveston on highly-traveled Interstate 45 at Exit 17 at Holland Road.

        Construction continues on five new Premium Outlet Centers scheduled to open in 2013:

  •
  In Chandler (Phoenix), Arizona—an upscale outlet center adjacent to the Wild Horse Pass Hotel & Casino located on Interstate 10. Phase I of the project will be comprised of 360,000 square feet housing approximately 90 outlet stores featuring high-quality designer and name brands. The Company owns 100% of this project which is scheduled to open on April 4th.

  •
  In Shisui (Chiba), Japan—a 230,000 square foot upscale outlet center located one hour from central Tokyo and 15 minutes from Narita International Airport. The center is scheduled to open on April 19th with approximately 110 stores, including international brands, Japanese brands and restaurants. The Company owns a 40% interest in this project, its ninth Premium Outlet Center in Japan.

  •
  In Halton Hills (Toronto), Canada—a 360,000 square foot upscale outlet center that will house over 100 high quality outlet stores. Toronto Premium Outlets is expected to be the Canadian entry point for selected upscale, U.S. retailers and designer brands. The Company owns a 50% interest in this project which is scheduled to open on August 1st.

  •
  In Chesterfield (St. Louis), Missouri—an upscale outlet center that is a part of Chesterfield Blue Valley, a mixed-use development to include office space, hotel, restaurant and entertainment venues. Located on the south side of I-64/US Highway 40 east of the Daniel Boone Bridge, the center's first phase of 350,000 square feet with 85 stores will open on August 22nd. The Company owns a 60% interest in this Premium Outlet Center.

  •
  In Busan, Korea—a 340,000 square foot upscale outlet center that will serve southeastern Korea, including the cities of Busan, Ulsan and Daegu, as well as local and overseas visitors. The center is scheduled to open in September. The Company owns a 50% interest in this project, which will be its third Premium Outlet Center in Korea.

        Redevelopment and expansion projects are underway at 24 properties in the U.S. and two properties in Asia. During 2012, 56 new anchor and big box tenants opened in the Company's U.S. portfolio and more than 30 are currently scheduled to open in 2013.

Acquisition Activity

        On December 5, 2012, the Company announced completion of the acquisition of outlet centers in Grand Prairie, Texas and Livermore, California. Simon now owns 100% of each asset.

  •
  The 417,000 square foot Grand Prairie center, serving the Dallas-Fort Worth metropolitan area, is home to more than 100 leading designer and name brand outlet stores. The center opened in August of 2012 and is 100% leased.

  •
  The 512,000 square foot Livermore center, located in the affluent East Bay area of San Francisco, is home to 130 leading designer and name brand outlet stores. The center opened in November of 2012 and is 100% leased.

  •
  Simon has assumed management responsibilities for the centers which have been rebranded Grand Prairie Premium Outlets and Livermore Premium Outlets.

        During the fourth quarter of 2012, the Company and Institutional Mall Investors ("IMI"), the co-investment venture owned by an affiliate of Miller Capital Advisory, Inc. and The California Public Employees' Retirement System ("CalPERS"), formed a joint venture to own and operate The Shops at Mission Viejo ("Mission Viejo") in the Los Angeles suburb of Mission Viejo, California, and Woodfield Mall ("Woodfield") in the Chicago suburb of Schaumburg, Illinois. Simon and IMI each own 50% of Woodfield and Simon owns 51% of Mission Viejo and IMI owns the remaining 49%. Prior to formation of the joint venture, Simon owned 100% of Mission Viejo and IMI owned 100% of Woodfield. Simon is responsible for leasing and management for both properties.

        Mission Viejo is a 1.2 million square foot center anchored by Nordstrom and Macy's. Woodfield is a 2.2 million square foot center anchored by Nordstrom, Macy's, Lord & Taylor, JCPenney and Sears.

        Woodfield is encumbered by a $425 million mortgage loan which matures in March of 2024 and bears interest at 4.5%. In January of 2013, the joint venture closed a $295 million mortgage on Mission Viejo which bears interest at 3.61% and matures in February of 2023.

Capital Markets

        On December 17, 2012, the Company's majority-owned operating partnership subsidiary, Simon Property Group, L.P. (the "Operating Partnership"), closed two debt offerings:

  •
  A public offering of $500 million principal amount of 2.75% senior unsecured notes due February 1, 2023 and

  •
  A private offering of $750 million principal amount of 1.50% senior unsecured notes due February 1, 2018 to "qualified institutional buyers" pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

        The coupons for the bonds represent the lowest rates ever achieved for 10 year and 5 year bonds issued by a real estate investment trust.

2013 Guidance

        The Company estimates that FFO will be within a range of $8.40 to $8.50 per diluted share for the year ending December 31, 2013, and diluted net income will be within a range of $3.55 to $3.65 per share.

        The following table provides the reconciliation of the range of estimated diluted net income available to common stockholders per share to estimated diluted FFO per share.

For the year ending December 31, 2013

	Low End	High End
Estimated diluted net income available to common stockholders per share	$3.55	$3.65
Depreciation and amortization including the Company's share of joint ventures	4.85	4.85

Estimated diluted FFO per share	$8.40	$8.50

        The 2013 guidance reflects management's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, capital spend on new and redevelopment activities, and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management's view of future capital market conditions, which is generally consistent with the current forward rates for LIBOR and U.S. Treasury bonds. The guidance takes into account the impact of all transactions that have already occurred, but does not assume any additional acquisition or disposition transactions. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses resulting from the sale or disposal of, or impairment charges relating to, previously depreciated operating properties. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

Conference Call

        The Company will provide an online simulcast of its quarterly conference call at www.simon.com (Investors tab), www.earnings.com, and www.streetevents.com. To listen to the live call, please go to any of these websites at least fifteen minutes prior to the call to register, download and install any necessary audio software. The call will begin at 11:00 a.m. Eastern Time (New York time) today, February 4, 2013. An online replay will be available for approximately 90 days at www.simon.com, www.earnings.com, and www.streetevents.com. A fully searchable podcast of the conference call will also be available at www.REITcafe.com.

Supplemental Materials and Website

        The Company has prepared a supplemental information package which is available at www.simon.com in the Investors section, Financial Information tab. It has also been furnished to the SEC as part of a current report on Form 8-K. If you wish to receive a copy via mail or email, please call 800-461-3439.

        We routinely post important information for investors on our website, www.simon.com, in the "Investors" section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Financial Measures

        This press release includes FFO and comparable property net operating income growth, which are financial performance measures not defined by accounting principles generally accepted in the United States ("GAAP"). Reconciliations of these measures to the most directly comparable GAAP measures are included within this press release or the Company's supplemental information package. FFO and comparable property net operating income growth are financial performance measures widely used in the REIT industry. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

Forward-Looking Statements

        Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the Company's ability to meet debt service requirements, the availability and terms of financing, changes in the Company's credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic climates, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, intensely competitive market environment in the retail industry, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in its periodic reports, but otherwise the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Simon Property Group

        Simon Property Group, Inc. (NYSE:SPG) is an S&P 100 company and the largest real estate company in the world. The Company currently owns or has an interest in 328 retail real estate properties in North America and Asia comprising 243 million square feet. We are headquartered in Indianapolis, Indiana and employ approximately 5,500 people in the U.S. For more information, visit the Simon Property Group website at www.simon.com.

Simon Property Group, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(Dollars in thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2012	2011	2012	2011
REVENUE:
Minimum rent	$808,533	$706,099	$3,015,866	$2,664,724
Overage rent	85,449	65,068	195,726	140,842
Tenant reimbursements	361,006	315,916	1,340,307	1,177,269
Management fees and other revenues	35,438	35,009	128,366	128,010
Other income	54,005	49,245	199,819	195,587

Total revenue	1,344,431	1,171,337	4,880,084	4,306,432

EXPENSES:
Property operating	116,619	105,559	469,755	436,571
Depreciation and amortization	350,353	277,536	1,257,569	1,065,946
Real estate taxes	108,094	95,803	419,267	369,755
Repairs and maintenance	37,306	33,539	116,168	113,496
Advertising and promotion	41,028	34,383	118,790	107,002
Provision for credit losses	7,538	3,325	12,809	6,505
Home and regional office costs	28,907	37,583	123,926	128,618
General and administrative	14,358	14,705	57,144	46,319
Marketable and non-marketable securities charges and realized gains, net	(6,426)	—	(6,426)	—
Other	32,056	32,515	90,482	89,066

Total operating expenses	729,833	634,948	2,659,484	2,363,278

OPERATING INCOME	614,598	536,389	2,220,600	1,943,154
Interest expense	(291,492)	(246,507)	(1,127,025)	(983,526)
Income and other taxes	(6,008)	(4,185)	(15,880)	(11,595)
Income from unconsolidated entities	35,294	31,677	131,907	81,238
Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, and impairment charge on investment in unconsolidated entities, net(A)	18,104	124,557	510,030	216,629

CONSOLIDATED NET INCOME	370,496	441,931	1,719,632	1,245,900
Net income attributable to noncontrolling interests	54,279	78,167	285,136	221,101
Preferred dividends	834	834	3,337	3,337

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$315,383	$362,930	$1,431,159	$1,021,462

BASIC EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.01	$1.24	$4.72	$3.48

DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.01	$1.24	$4.72	$3.48

Simon Property Group, Inc. and Subsidiaries

Unaudited Consolidated Balance Sheets

(Dollars in thousands, except share amounts)

	December 31, 2012	December 31, 2011
ASSETS:
Investment properties at cost	$34,252,521	$29,657,046
Less—accumulated depreciation	9,068,388	8,388,130

	25,184,133	21,268,916
Cash and cash equivalents	1,184,518	798,650
Tenant receivables and accrued revenue, net	521,301	486,731
Investment in unconsolidated entities, at equity	2,108,966	1,378,084
Investment in Klépierre, at equity	2,016,954	—
Deferred costs and other assets	1,570,734	1,633,544
Notes receivable from related party	—	651,000

Total assets	$32,586,606	$26,216,925

LIABILITIES:
Mortgages and other indebtedness	$23,113,007	$18,446,440
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,374,172	1,091,712
Cash distributions and losses in partnerships and joint ventures, at equity	724,744	695,569
Other liabilities	303,588	170,971

Total liabilities	25,515,511	20,404,692

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	178,006	267,945
EQUITY:
Stockholders' Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	44,719	45,047
Common stock, $0.0001 par value, 511,990,000 shares authorized, 313,658,419 and 297,725,698 issued and outstanding, respectively	31	30
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000
issued and outstanding	—	—
Capital in excess of par value	9,175,724	8,103,133
Accumulated deficit	(3,083,190)	(3,251,740)
Accumulated other comprehensive loss	(90,900)	(94,263)
Common stock held in treasury at cost, 3,762,595 and 3,877,448 shares, respectively	(135,781)	(152,541)

Total stockholders' equity	5,910,603	4,649,666
Noncontrolling interests	982,486	894,622

Total equity	6,893,089	5,544,288

Total liabilities and equity	$32,586,606	$26,216,925

Simon Property Group, Inc. and Subsidiaries

Unaudited Joint Venture Statements of Operations

(Dollars in thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenue:
Minimum rent	$395,853	$377,046	$1,487,554	$1,424,038
Overage rent	47,987	46,708	176,609	140,822
Tenant reimbursements	182,866	170,077	691,564	660,354
Other income	50,012	43,669	171,698	150,949

Total revenue	676,718	637,500	2,527,425	2,376,163
Operating Expenses:
Property operating	125,375	120,537	477,338	460,235
Depreciation and amortization	132,487	124,449	506,820	485,794
Real estate taxes	46,121	39,777	178,739	167,608
Repairs and maintenance	19,894	18,266	65,163	64,271
Advertising and promotion	15,575	13,529	55,175	50,653
Provision for credit losses	2,071	871	1,824	4,496
Other	42,376	38,345	170,510	148,110

Total operating expenses	383,899	355,774	1,455,569	1,381,167

Operating Income	292,819	281,726	1,071,856	994,996
Interest expense	(147,818)	(152,015)	(599,400)	(593,408)
Loss from unconsolidated entities	(316)	(208)	(1,263)	(1,263)

Income from Continuing Operations	144,685	129,503	471,193	400,325
Income (loss) from operations of discontinued joint venture interests	457	(18,503)	(20,311)	(57,961)
(Loss) gain on disposal of discontinued operations, net	(450)	332,078	(5,354)	347,640

Net Income	$144,692	$443,078	$445,528	$690,004

Third-Party Investors' Share of Net Income	$76,823	$232,643	$239,931	$384,384

Our Share of Net Income	67,869	210,435	205,597	305,620
Amortization of Excess Investment(B)	(28,341)	(12,730)	(83,400)	(50,562)
Our Share of (Gain) Loss on Sale or Disposal of Assets and Interests in Unconsolidated Entities, net	—	(166,028)	9,245	(173,820)

Income from Unconsolidated Entities(C)	$39,528	$31,677	$131,442	$81,238

Note: The above financial presentation does not include any information related to our investment in Klépierre S.A. ("Klépierre"). For additional information, see footnote C attached hereto.

Simon Property Group, Inc. and Subsidiaries

Unaudited Joint Venture Balance Sheets

(Dollars in thousands)

	December 31, 2012	December 31, 2011
Assets:
Investment properties, at cost	$14,607,291	$20,481,657
Less—accumulated depreciation	4,926,511	5,264,565

	9,680,780	15,217,092
Cash and cash equivalents	619,546	806,895
Tenant receivables and accrued revenue, net	252,774	359,208
Investment in unconsolidated entities, at equity	39,589	133,576
Deferred costs and other assets	438,399	526,101

Total assets	$11,031,088	$17,042,872

Liabilities and Partners' Deficit:
Mortgages and other indebtedness	$11,584,863	$15,582,321
Accounts payable, accrued expenses, intangibles, and deferred revenue	672,483	775,733
Other liabilities	447,132	981,711

Total liabilities	12,704,478	17,339,765
Preferred units	67,450	67,450
Partners' deficit	(1,740,840)	(364,343)

Total liabilities and partners' deficit	$11,031,088	$17,042,872

Our Share of:
Partners' deficit	$(799,911)	$(32,000)
Add: Excess Investment(B)	2,184,133	714,515

Our net Investment in unconsolidated entities	$1,384,222	$682,515

Note: The above financial presentation does not include any information related to our investment in Klépierre. For additional information, see footnote C attached hereto.

 Simon Property Group, Inc. and Subsidiaries

Unaudited Reconciliation of Non-GAAP Financial Measures(D)

(Amounts in thousands, except per share amounts)

Reconciliation of Consolidated Net Income to FFO

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2012	2011	2012	2011
Consolidated Net Income(E)(F)(G)(H)	$370,496	$441,931	$1,719,632	$1,245,900
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	346,594	270,081	1,242,741	1,047,571
Simon's share of depreciation and amortization from unconsolidated entities, including Klépierre	134,692	98,009	456,011	384,367
Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, and impairment charge on investment in unconsolidated entities, net	(18,104)	(124,557)	(510,030)	(216,629)
Net income attributable to noncontrolling interest holders in properties	(2,092)	(2,679)	(8,520)	(8,559)
Noncontrolling interests portion of depreciation and amortization	(2,831)	(2,553)	(9,667)	(8,633)
Preferred distributions and dividends	(1,313)	(1,313)	(5,252)	(5,252)

FFO of the Operating Partnership	$827,442	$678,919	$2,884,915	$2,438,765

Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.01	$1.24	$4.72	$3.48
Depreciation and amortization from consolidated properties and Simon's share of depreciation and amortization from unconsolidated entities, including Klépierre, net of noncontrolling interests portion of depreciation and amortization	1.33	1.02	4.67	4.02
Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, and impairment charge on investment in unconsolidated entities, net	(0.05)	(0.35)	(1.41)	(0.61)

Diluted FFO per share	$2.29	$1.91	$7.98	$6.89

Details for per share calculations:
FFO of the Operating Partnership	$827,442	$678,919	$2,884,915	$2,438,765
Diluted FFO allocable to unitholders	(119,633)	(116,424)	(464,567)	(416,833)

Diluted FFO allocable to common stockholders	$707,809	$562,495	$2,420,348	$2,021,932

Basic weighted average shares outstanding	309,417	293,822	303,137	293,504
Adjustments for dilution calculation:
Effect of stock options	1	11	1	69

Diluted weighted average shares outstanding	309,418	293,833	303,138	293,573
Weighted average limited partnership units outstanding	52,297	60,816	58,186	60,522

Diluted weighted average shares and units outstanding	361,715	354,649	361,324	354,095

Basic FFO per Share	$2.29	$1.91	$7.98	$6.89
Percent Change	19.9%		15.8%
Diluted FFO per Share	$2.29	$1.91	$7.98	$6.89
Percent Change	19.9%		15.8%

 Simon Property Group, Inc. and Subsidiaries
Footnotes to Unaudited Reconciliation of Non-GAAP Financial Measures

         Notes:

(A)
Primarily consists of 2012 and 2011 non-cash gains resulting from our acquisition activity and the remeasurement of our previously held interest to fair value for those properties in which we now have a controlling interest.

(B)
Excess investment represents the unamortized difference of the Company's investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related properties.

(C)
The Unaudited Joint Venture Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investment in Klépierre. Amounts included in Footnotes E—H below exclude our share of related activity for our investment in Klépierre. For further information, reference should be made to financial information in Klépierre's public filings and additional discussion and analysis in our Form 10-K.

(D)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO and FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

  The Company determines FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). The Company determines FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales or disposals of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP.

  The Company has adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale or disposal of, or any impairment charges relating to, previously depreciated operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, marketable and non-marketable securities, and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(E)
Includes the Company's share of gains on land sales of $7.9 million and $1.7 million for the three months ended December 31, 2012 and 2011, respectively, and $19.6 million and $6.2 million for the twelve months ended December 31, 2012 and 2011, respectively.

(F)
Includes the Company's share of straight-line adjustments to minimum rent of $12.6 million and $11.0 million for the three months ended December 31, 2012 and 2011, respectively, and $44.3 million and $37.2 million for the twelve months ended December 31, 2012 and 2011, respectively.

(G)
Includes the Company's share of the amortization of fair market value of leases from acquisitions of $4.8 million and $5.2 million for the three months ended December 31, 2012 and 2011, respectively, and $21.0 million and $22.9 million for the twelve months ended December 31, 2012 and 2011, respectively.

(H)
Includes the Company's share of debt premium amortization of $12.1 million and $3.0 million for the three months ended December 31, 2012 and 2011, respectively, and $41.8 million and $10.0 million for the twelve months ended December 31, 2012 and 2011, respectively.

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  Exhibit 99.2
SIMON PROPERTY GROUP REPORTS FOURTH QUARTER RESULTS, ANNOUNCES INCREASE IN QUARTERLY DIVIDEND AND PROVIDES 2013 GUIDANCE
Simon Property Group, Inc. and Subsidiaries Unaudited Consolidated Statements of Operations (Dollars in thousands, except per share amounts)
Simon Property Group, Inc. and Subsidiaries Unaudited Consolidated Balance Sheets (Dollars in thousands, except share amounts)
Simon Property Group, Inc. and Subsidiaries Unaudited Joint Venture Statements of Operations (Dollars in thousands)
Simon Property Group, Inc. and Subsidiaries Unaudited Joint Venture Balance Sheets (Dollars in thousands)
Simon Property Group, Inc. and Subsidiaries Unaudited Reconciliation of Non-GAAP Financial Measures(D) (Amounts in thousands, except per share amounts)
Simon Property Group, Inc. and Subsidiaries Footnotes to Unaudited Reconciliation of Non-GAAP Financial Measures